Exhibit 99.2

SUNDER ENERGY LLC

INTERIM FINANCIAL STATEMENTS

As of June 30, 2025 and December 31, 2024 and the six months ended June 30, 2025 and 2024

SUNDER ENERGY LLC

BALANCE SHEETS

(Dollars in thousands)

	June 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash	$762	$1,524
Restricted cash	2,016	2,018
Accounts receivable, net	5,315	2,991
Due from related party	—	559
Prepaid expenses and other current assets	9,830	13,508
Total current assets	17,923	20,600
Property and equipment, net	260	298
Operating lease right-of-use assets	340	397
Other noncurrent assets	227	233
Total assets	$18,750	$21,528

LIABILITIES AND MEMBER’S DEFICIT
Current liabilities:
Accounts payable	$810	$1,402
Accrued expenses and other current liabilities	11,881	6,511
Line of credit	2,250	2,250
Contract liabilities	14,431	17,231
Operating lease liability, current portion	125	119
Total current liabilities	29,497	27,513
Operating lease liability, net of current portion	237	302
Total liabilities	29,734	27,815

Commitments and contingencies (Note 12)

Member’s deficit	(10,984)	(6,287)
Total liabilities and member’s deficit	$18,750	$21,528

The accompanying notes are an integral part of these financial statements.

SUNDER ENERGY LLC

UNAUDITED STATEMENTS OF OPERATIONS

(Dollars in thousands)

	Six months ended June 30,
	2025	2024
Revenues	$40,012	$11,930
Operating expenses:
Sales commissions	33,339	10,765
Sales and marketing	771	628
General and administrative	11,458	5,886
Total operating expenses	45,568	17,279
Loss from operations	(5,556)	(5,349)
Interest expense	(168)	(86)
Interest income	33	—
Other income, net	10	815
Total other income (expense), net	(125)	729
Net loss	$(5,681)	$(4,620)

The accompanying notes are an integral part of these financial statements.

SUNDER ENERGY LLC

UNAUDITED STATEMENTS OF CHANGES IN MEMBER’S DEFICIT

(Dollars in thousands)

Member’s deficit as of January 1, 2025	$(6,287)
Net loss	(5,681)
Capital contribution	1,000
Distributions	(16)
Member’s deficit as of June 30, 2025	$(10,984)

Member’s deficit as of January 1, 2024	$(3,675)
Net loss	(4,620)
Capital contribution	1,800
Distributions	(181)
Member’s deficit as of June 30, 2024	$(6,676)

The accompanying notes are an integral part of these financial statements.

SUNDER ENERGY LLC

UNAUDITED STATEMENTS OF CASH FLOWS

(In thousands)

	Six months ended June 30,
	2025	2024
Cash flows from operating activities
Net loss	$(5,681)	$(4,620)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	40	39
Non-cash lease expense	57	53
Provision for credit losses	433	251
Changes in operating assets and liabilities
Accounts receivable, net	(2,757)	(1,501)
Due from related entity	559	(519)
Prepaid expenses and other current assets	3,678	(8,214)
Other noncurrent assets	6	(34)
Accounts payable	(592)	29
Accrued expenses and other current liabilities	5,370	1,796
Contract liabilities	(2,800)	10,957
Operating lease liabilities	(59)	(53)
Net cash used in operating activities	(1,746)	(1,816)
Cash flows from investing activities
Purchases of property and equipment	(2)	(19)
Net cash used in investing activities	(2)	(19)
Cash flows from financing activities
Borrowing on line of credit	—	500
Capital contributions	1,000	1,800
Distributions	(16)	(181)
Net cash provided by financing activities	984	2,119
Net (decrease) increase in cash and cash equivalents	(764)	284
Cash and restricted cash at beginning of period	3,542	1,710
Cash and restricted cash at end of period	$2,778	$1,994

Cash	$762	$1,524
Restricted cash	2,016	2,018
Cash and restricted cash	$2,778	$3,542

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$130	$58

The accompanying notes are an integral part of these financial statements.

SUNDER ENERGY LLC

Notes to Unaudited Financial Statements

(Dollars in thousands except per share amounts)

Note 1. BUSINESS AND ORGANIZATION

Description of Business and Organization

Sunder Energy LLC (“the Company”) was established as a limited liability company in 2019 under the laws of the State of Delaware. The Company provides a third-party solar energy sales force to initiate and execute contracts with customers throughout the United States. The Company’s sales force works with solar installation companies in which the Company acts as the agent for each transaction entered.

Basis of Presentation

The financial statements and accompanying notes have been prepared in accordance with generally accepted accounting principles (“U.S. GAAP”).

Summary of Significant Accounting Policies

Management Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts of assets and liabilities and disclosures of contingent assets and liabilities reported in these financial statements and accompanying notes. The Company bases its estimates on historical experience and various other assumptions believed to be reasonable. Actual financial results could materially differ from those estimates. Significant estimates include financial credit losses, valuation of contingencies such as litigation and the incremental borrowing rate used in discounting of lease liabilities.

Concentration of Credit Risk

The Company’s financial instruments that may be exposed to concentrations of credit risk consist primarily of temporary cash investments and accounts receivable. The Company maintains its cash balances at financial institutions. At times, such balances may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.

Customers, A, B and C accounted for 20%, 15% and 11%, of the Company’s revenue, respectively, for the six months ended June 30, 2025. Customers A, B and D accounted for 27%, 12% and 10% of the Company’s revenue, respectively, for the six months ended June 30, 2024.

As of June 30, 2025, Customers E and F accounted for 27% and 12%, respectively, of the Company’s trade accounts receivable balance. As of December 31, 2024, Customers E and G accounted for 50% and 12%, respectively, of the Company’s trade accounts receivable. As of December 31, 2023, there were no trade accounts receivable concentrations.

Restricted Cash

Restricted cash represents cash balances that are subject to contractual restrictions related to the Company’s litigation financing agreement. Restricted cash is included with cash and cash equivalents when reconciling beginning and ending balances on the Company’s statements of cash flows and is classified as current on the Company’s balance sheet based on the expected timing of its accessibility.

Accounts Receivable, Net

Trade accounts receivable represent amounts reported by the installation companies where revenue has been recognized but that have not been paid. The Company has amounts due from sales representatives related to transaction fees on advances to the sales representatives, commission and bonus overpayments, and contractor advances. Contractor advances have no set repayment terms and have been included as a current asset based on when repayment is expected.

The Company maintains an allowance for credit losses attributable to customers. These allowances are based upon current market conditions such as how installation partners are performing, if the installation partner is known to have financial or other performance issues, and historical losses incurred by the Company related to installation partners. The Company also maintains an allowance for credit losses attributable to amounts due from its sales representatives. The allowance for credit losses due from its sales representatives is estimated based upon an understanding of sales representatives’ selling activity, whether the sales representative is currently active, or if departed from the Company, the length of time that such sales representative was last active. Actual credit losses could differ from those estimates.

Prepaid expenses and Other Current Assets

Prepaid expenses and other current assets include amounts paid in advance for services to be received within one year, such as prepaid commissions, bonuses paid to sales representatives, and other customary prepaid expenses arising in the ordinary course of business. These amounts are recognized as expense when the associated services are utilized. Commissions are paid to sales representatives and recorded as prepaid commissions prior to the respective sale’s recognition as revenue by the Company. If the sale is cancelled, these commissions must be refunded to the Company. Commissions are recognized as Sales commissions within the Company’s statement of operations when the related revenue is recognized.

Property and Equipment, net

Property and equipment are recorded at cost less accumulated depreciation and are composed of personal property used in the business. Depreciation is computed using the straight- line method over the assets’ estimated useful lives that are estimated at 5 years or the remaining term of the lease for leasehold improvements, 5 years for computer equipment, and 7 years for furniture and fixtures. Expenditures for repairs and maintenance are charged to expense when incurred. Expenses for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

Leases

The Company determines if an arrangement contains a lease at the inception of a contract. The lease classification is determined at the commencement date. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease during the lease term. Right-of-use assets and lease liabilities are recognized at the commencement date based on the present value of the remaining future minimum lease payments during the lease term. Lease commencement is the date the Company has the right to control the property. The Company utilizes its incremental borrowing rate to discount the lease payments. Operating leases are expensed on a straight-line basis over the lease term. The Company recognizes an expense for these leases on a straight-line basis over the lease term. Short-term leases are those leases with an initial term of 12 months or less and are not recorded on the Company’s balance sheet. The Company did not have any short-term leases as of and for the periods ended June 30, 2025 and 2024.

Contract Liabilities

Contract liabilities consist of deferred revenue and customer advances, which represent consideration received from a customer for revenue not yet recognized. Such consideration is accounted for as contract liabilities prior to achieving permission to operate (“PTO”).

Revenue Recognition

Under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers and related amendments, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods and services.

The Company earns sales revenue based on residential solar installation contracts for residential homeowners that are sold to installation companies in accordance with the Company’s contracts with those installation companies (the “Customer”). Upon entering into a sales contract, the requisite performance obligation of the Company is to assist the customer in the progress of the installation and obtain PTO. PTO typically occurs within 3 to 6 months after the initial sale, but can happen as early as two months or as late as twelve months after the sale.

When contracts are signed by customers, initial payments are received from the installation companies and are subsequently passed down directly to the sales representative who made the sale. If the homeowner in the end decides not to go through with the installation, this amount will be returned to the installation companies. Sales representatives are not entitled to receive commissions on a sale unless funds are received from the installation company for that sale. Total sales revenue for each contract is based on the size of the system, baseline rate, and funding method used. The Company records sales revenue at a point in time when the homeowner has received permission to turn the system on. The Company records revenue as the total amount to be paid out by the installation company to the Company. As the Company is only acting as the agent in the situation, it records revenue on a net basis.

The Company does not have any significant financing components. Due to being a service provider, the Company is not obligated to warranty installed systems, and therefore the Company has not recorded a reserve for warranty work.

Contract liabilities as of June 30, 2025 and December 31,2024 consist of deferred revenue of $14,431 and $17,231, respectively. Revenue for the six months ended June 30, 2025 that was included in the contract liabilities balance at the beginning of the period was $14,644.

Income Taxes

The Company’s income is passed through to the members for income tax purposes and therefore, no provision for federal and state income taxes has been provided for in these statements.

Tax penalties and interest, if any, would be classified with income tax expenses in the financial statements. No tax penalties or interest have been incurred or are recognized in the financial statements. Generally, three tax years remain subject to examination by tax jurisdictions.

Advertising and Promotions

All costs associated with advertising and promoting the Company’s goods and services are expensed in the years incurred. Advertising expense totaled $766 and $806 for the six months ended June 30, 2025 and 2024, respectively

Limited Liability of Member

Chicken Parm Pizza, LLC is the sole member (“Parent”, “Sole Member” or “Member”) of the Company. The rights and obligations as the Sole Member of the Company are governed by the Second Amended and Restated Limited Liability Company Agreement of Sunder Energy LLC dated as of October 30, 2023 (the “Operating Agreement”). The Operating Agreement provides that the liabilities of the Company shall be solely the liabilities of the Company, and the member shall not be obligated for any such liability solely by reason of being a member of the Company.

Stock-Based Compensation

The Company entered into a Compensation Award plan and a liquidity-based bonus plan award with a cash settlement feature conditioned upon the closing of a liquidity event. These awards are classified as liability awards. Liability classified stock awards are remeasured at fair value each reporting period until settlement, with changes in fair value recognized in compensation expense.

The Company also entered incentive award agreements with certain employees under which the Parent company’s incentive units may be issued upon satisfaction of specified service and/or performance conditions. The awards are classified as equity awards in accordance with ASC 718, Compensation—Stock Compensation.

Note 2. GOING CONCERN AND SALE OF COMPANY

Management of the Company has assessed the Company’s liquidity position. As of June 30, 2025, the Company has incurred net losses for the past two years and the six months ended June 30, 2025, and is experiencing liquidity constraints. The members intend to provide additional capital contributions, as necessary, to fund operations and meet the Company’s financial obligations, however, there can be no assurance that such contributions will be made or if made, sufficient to fund the Company’s operations.

Therefore, there is substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the unaudited financial statements are issued. The accompanying unaudited financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business. They do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.

On September 21, 2025, the Company entered into a Membership Interest Purchase Agreement (“MIPA”) between the Company, the Sole Member and Complete Solaria, Inc., and Complete Solar, Inc., a subsidiary of Complete Solaria (collectively “Complete Solaria”) to sell all of the member’s interest in Sunder. The sale of Sunder was completed on September 24, 2025. Refer to Note 14 – Subsequent Events, for a further discussion of the sale of the Company.

Note 3. ACCOUNTS RECEIVABLE, NET

Amounts comprising accounts receivable are as follows:

	As of
	June 30,	December 31,
	2025	2024
Trade accounts receivable	$2,640	$1,199
Allowance for credit losses	(548)	(286)
Trade accounts receivable, net	2,092	913

Contractor advances receivable	$759	$786
Transaction fee receivable	9	20
Commissions overpayment receivable	2,942	1,574
Allowance for credit losses	(487)	(302)
Total due from sales representatives	3,223	2,078
Total accounts receivable, net	$5,315	$2,991

Note 4. ALLOWANCE FOR CREDIT LOSSES

The allowances for credit losses for receivables by portfolio segment and the related activity for the six months ended June 30, 2025 and 2024, are as follows:

	As of and for the six months ended June 30, 2025
	Accounts receivable	Transaction fees	Contractor advances	Commissions receivable	Total
Beginning balance	$286	$1	$131	$170	$588
Provision for credit losses	248	(1)	(5)	191	433
Write-offs	—	—	—	—	—
Recoveries	14	—	—	—	14
Total	$548	$—	$126	$361	$1,035

	As of and for the six months ended June 30, 2024
	Accounts receivable	Transaction fees	Contractor advances	Commissions receivable	Total
Beginning balance	$—	$5	$46	$3	$54
Provision for credit losses	137	(1)	92	23	251
Write-offs	—	—	—	—	—
Recoveries	—	—	—	—	—
Total	$137)	$4	$138	$26	$305

Note 5. PREPAID EXPENSES AND OTHER CURRENT ASSETS

Amounts comprising prepaid expenses and other current assets are as follows:

	As of
	June 30, 2025	December 31, 2024
Deferred commissions	$9,609	$12,840
Bonus install commitment	208	435
Other	13	233
Prepaid expenses and other current assets	$9,830	$13,508

The Company recognized $10,527 of commission expense in the six months ended June 30, 2025, that was included in the deferred commission balance at the beginning of the period.

Note 6. PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following:

	As of
	June 30,	December 31,
	2025	2024
Leasehold improvements	$202	$202
Furniture and fixtures	188	188
Computer equipment	75	73
Total cost	465	463
Less: accumulated depreciation and amortization	(205)	(165)
Property and equipment, net	$260	$298

Depreciation expense for the six months ended June 30, 2025 and 2024 was $40 and $39, respectively.

Note 7. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses are as follows:

	As of
	June 30,	December 31,
	2025	2024
Accrued salaries, wages and related expenses	$86	$120
Commissions payable	3,177	1,814
Legal fees payable	8,195	4,136
Accrued interest payable	84	47
Credit card obligation	22	101
Other	317	293
Total accrued expenses and other current liabilities	$11,881	$6,511

Note 8. LINE OF CREDIT

During the year ended December 31, 2023, the Company entered into an unsecured line of credit (“LOC”) agreement with a borrowing limit of $3,000. The LOC had a fixed interest rate of 7.5% and was scheduled to mature on June 30, 2025. The outstanding balance on the line was $2,250 as of June 30, 2025 and December 31, 2024. The LOC was repaid in September 2025 in connection with the sale of the membership interest in the Company. Refer to Note 2 – Liquidity Considerations and Sale of Company for discussion of the sale of the Company.

Note 9. LITIGATION FINANCING AND SETTLEMENT

As of December 31, 2023, the Company filed suit against the former exclusive installation company, Freedom Forever, LLC (“Freedom Forever”) for breach of contract. Freedom Forever filed a counter suit based on a similar claim. The parties completed discovery, and a hearing commenced on May 5, 2025.

During the six months ended June 30, 2024, the Company filed a claim for, and received, $800 in insurance proceeds for loss of key employees and for business litigation in connection with the dispute with Freedom Forever. Of this amount $500 was received from the Company’s insurance captive, a related party. Refer to Note 11 – Related Party Transactions for detail. These proceeds are presented within Other income, net on the statement of operations and member’s deficit.

In October 2024, the Company obtained litigation funding of $3,400 via a funding and investment agreement from a third party. The investment will be repaid upon settlement of the associated Freedom Forever lawsuit. If the outcome is in favor of the Company, then the investor will be repaid the full investment amount plus a multiple of the investment, dependent on timing between the closing date and the date of repayment. If the lawsuit is mutually settled or is in favor of the defendant, the Company may be liable to pay up to $2,000 to the investor and a portion of proceeds up to the original investment amount. The investor has a security interest in the proceeds of the lawsuit, and the Company may not encumber or pledge the proceeds to any other party. The repayment of the funding received is contingent upon future events which does not meet the criteria under ASC 470 – Debt (“ASC 470”), to be accounted for as debt. Accordingly, the Company concluded that while the litigation funding did not meet the criteria to be accounted for as debt under ASC 470, it may be accounted for as a contingent obligation under ASC 450 – Contingencies, with no balance sheet recognition as of the reporting date. The cash received via the funding and investment agreement has been recorded as other income on the Statement of Operations for the fiscal year December 31, 2024.

On July 15, 2025, the arbitrator issued a final and binding award in the Company’s arbitration proceeding against Freedom Forever. The Company was awarded $6,772 in net damages inclusive of interest of 10%. The decision fully resolves all claims between the parties as it relates to this matter and provides a clear and enforceable outcome in the Company’s favor. The Company is required to pay these proceeds to the investor that provided litigation funding. On September 22, 2025, the Company entered into a settlement agreement (“Settlement Agreement”) with Freedom Forever with respect to the Company’s outstanding litigation matters with Freedom Forever. The Settlement Agreement became a global settlement to include further resolution on the amount owed by Freedom Forever as a result of the arbitration decision. In full settlement of all pending matters, the Company subsequently agreed to a modification of the damage award from $6,772 to a $4,000 settlement with Freedom Forever. Freedom Forever agreed to pay the Company in four installments of $1,000 on or about October 6, 2025, November 5, 2025, December 5, 2025 and January 4, 2026. Management worked with the litigation finance investor and agreed that the Company would pay any of the $4,000 received from Freedom Forever to the litigation finance investor, plus an additional $250. The Company remitted the $250 on September 24, 2025. To date, none of the installment payments has been received from Freedom Forever and no amounts have been recognized in the financial statements related to the Settlement Agreement or payment of the litigation funding investment. The Company’s obligation to pay the litigation finance investor is only required when Freedom Forever makes a payment to the Company.

Note 10. LEASES

The Company leases certain office space through a non-cancelable operating lease. The Company assesses whether an arrangement qualifies as a lease (i.e., conveys the right to control the use of an identified asset for a period of time in exchange for consideration) at inception and only reassesses its determination if the terms and conditions of the arrangement are changed. Leases may include one or more options to renew. The exercise of any lease renewal option is at the Company’s sole discretion.

The following presents the operating lease components recorded in the Company’s balance sheets as of June 30, 2025 and December 31, 2024:

	As of
	June 30,	December 31,
	2025	2024
Operating lease right-of-use asset, net	$340	$397

Current portion of operating lease liability	$125	$119
Noncurrent portion of operating lease liability	237	302
Total operating lease liability	$362	$421

Cash paid for amounts included in the measurement of operating lease liabilities totaled $58 and $53 for the six months ended June 30, 2025 and 2024, respectively.

Because the Company generally does not have access to the rate implicit in a lease, the Company uses its incremental borrowing rate to determine the present value of its leases.

The following summarizes the weighted average remaining lease term and discount rates for the Company’s operating leases:

	As of
	June 30,	December 31,
	2025	2024
Weighted average remaining lease term	2.67 years	3.17 years
Weighted average discount rate	6.5%	6.5%

The future maturities of the operating lease liabilities as of June 30, 2025, were as follows:

Years ending:
Remainder of 2025	$71
2026	147
2027	151
2028	25
Total lease payments	394
Less: imputed interest	(32)
Total	362

Lease expense is presented as rent under operating expenses on the statements of operations and member’s deficit.

Note 11. RELATED PARTY TRANSACTIONS

Enzy Technologies LLC (Enzy) is an entity related to the Company by common ownership. On April 1, 2024, the Company entered into a 41-month subscription agreement with Enzy for use of Enzy’s proprietary SaaS platform, for which monthly subscription fees were incurred. Furthermore, as Enzy was formerly part of the Company, the two entities continue to work closely together. The Company collected revenues for Enzy and paid certain shared expenses for Enzy’s benefit. Collections for Enzy and services received from Enzy totaled $50 and $536 for the six months ended June 30, 2025 and 2024, respectively. Expenses incurred for Enzy and fees charged to Enzy totaled $Nil and $924 for the six months ended June 30, 2025 and 2024, respectively. The Company has balances due from Enzy of $Nil and $559 as of June 30, 2025 and December 31, 2024, respectively. This balance is presented as due from related party on the Company’s balance sheets.

The Company had obtained a number of insurance policies to help protect the Company from potential losses through a captive insurance company related by common ownership. As discussed in Note 9 – Litigation Financing and Settlement, the Company received $500 in the year ended December 31, 2024, from this insurance captive in connection with a claim related to loss of key employees and business litigation related to its dispute with Freedom Forever.

The Company paid certain beneficial owners of the Company $17 per week, plus bonus compensation, in exchange for services provided as independent contractors. These payments are recorded within general and administrative expenses in the accompanying statements of operations and member’s equity deficit. The Company recognized expenses of $486 and $442 for the six months ended June 30, 2025 and 2024, respectively, related to these arrangements.

In 2025, the Company’s CEO directly paid $1,000 to certain legal firms for services provided to the Company. The Company’s CEO and the Sole Member entered into an arrangement on or around March 19, 2025 that resulted in the Sole Member and the Company recognizing this payment on behalf of the Company as a capital contribution to the Company.

Note 12. COMMITMENTS AND CONTINGENCIES

The Company may be involved in legal proceedings arising in the normal course of business. Management has concluded that no material legal reserves are required to be recorded as of June 30, 2025 and December 31, 2024.

During 2019, LGCY Power, LLC filed suit against the Company and certain of its officers alleging the violation of Utah Uniform Trade Secrets Act, intentional interference with existing and prospective economic relations, violation of the Lanham Act (15 U.S.C. § 1125), common law unfair competition, violation of state deceptive trade practices laws, violation of the Utah Computer Abuse and Data Recovery Act (Utah Code § 63D-3-101), and civil conspiracy. The plaintiff seeks damages of over $16,000. The Company disputes these claims and is vigorously defending this action. There is no trial date set. Losses associated with this litigation cannot be estimated.

Note 13. STOCK BASED COMPENSATION

Incentive Stock Units (“Incentive Units”)

The Parent granted Incentive Units to certain employees of the Company commencing after October 2023 onwards pursuant to the Limited Liability Agreement of Chicken Parm Pizza LLC (the “Agreement”). The Incentive Units granted represent a right to participate in the future appreciation above a predetermined “hurdle amount”. The awards are subject to forfeiture and Company purchase rights based on the terms of the Incentive grant award. The Incentive Units are classified as equity-based awards due to the legal form and participation features of the awards. Any Incentive Units granted by the Company prior to October 2023 were all assigned over to the Parent as Units in the Parent. In respect of the Incentive Units issued by the Parent subsequent to October 2023, the related expense was pushed down to the Company.

There was no activity in the Incentive Units during the six months ended June 30, 2025. The number of outstanding Incentive Units was 46,574 at each of June 30, 2025, and December 31, 2024.

The Incentive Units were estimated to have $0 value at the time of the grant due to the high hurdle amount associated with these units and other factors relevant to valuation relating to the Company’s future growth and industry prospects. As such, the Company did not recognize any stock-based compensation relating to these Incentive Units for the six months ended June 30, 2025 and 2024. As of June 30, 2025 and December 31, 2024, unrecognized compensation cost related to unvested Incentive Units was $0.

Compensation Award (“Compensation Award”)

The Compensation Award provides for a percentage ownership in the Company. These awards entitle the holder to receive a payment from the Company with respect to each vested award held by the holder upon the closing of a Company transaction event (liquidity event) or distribution event, provided such holder is in continuous service with the Company upon the liquidity event or distribution event or was terminated during the thirty (30) calendar days prior to the closing of a Company transaction event as a result of his or her death or permanent disability. The Compensation Award and the liquidity-based bonus plan are liability-classified awards as the settlement at the time of a liquidity event will be in the same form of consideration as received, making the Compensation Award considered to have a cash settlement feature. A liquidity event is defined as including a sale of substantially all of the Company’s assets or more than 90% of outstanding securities of the Company, merger or a consolidation or a similar transaction.

A summary of the Compensation Award activity for the six months ended June 30, 2025 is presented below:

Percentage ownership
Compensation award outstanding, December 31, 2024	10%
Granted	0
Forfeitures	(1)
Compensation award outstanding, June 30, 2025	9%

The fair value of these awards at the grant date were estimated based on a number of factors including enterprise value, state of the industry and other relevant business conditions. The Company determined that the performance condition as it related to a liquidity event, was not probable, as such, no compensation cost was recognized for these Compensation Awards for the six months ended June 30, 2025 and 2024.

Liquidity Based Bonus Plan

The liquidity-based bonus plan requires a liquidity event for any payout to happen. The payment will be calculated based on a percentage of Incentive Units held by the employee at the time of the liquidity event multiplied by the amount of net proceeds from an equity sale or an asset sale, in either case capped to the hurdle amount per the Incentive Unit agreement with the employee. The liquidity-based bonus plan requires a liquidity event in order for any payout to happen. A liquidity event is defined as including a sale of substantially all of the Company’s assets or more than 90% of outstanding securities of the Company, merger or a consolidation or a similar transaction. The Company determined that the performance condition as it related to a liquidity event was not probable, as such, no compensation cost was recognized for the bonus plan in either of the six months ended June 30, 2025 and 2024.

Note 14. SUBSEQUENT EVENTS

Management of the Company has evaluated subsequent events through January 9, 2026, which is also the date the financial statements were available to be issued. Except as noted in Note 2 – Liquidity Considerations and Sale of Company, Note 8 – Line of Credit, Note 9 – Litigation Financing and Settlement and below, no other subsequent events were noted during this evaluation that require recognition or disclosure in these financial statements.

On September 24, 2025 (“Closing”), the Member completed the sale of all assets and assumption of all liabilities of its Membership Interests in Sunder to Complete Solaria for aggregate consideration of $57,800. Per the terms of the MIPA, the Member sold all of the outstanding membership interest of Sunder for (1) $20,700 in cash, subject to certain working capital and other adjustments; (2) a promissory note to the Sole Member in the principal amount of $20,000; (3) and 10,000,000 shares of Complete Solaria’s common stock (valued at the closing share price on September 24, 2025, of $1.71 per share), consisting of (i) 3,333,334 shares of Complete Solaria’s common stock and (ii) subject to approval of such issuances by the Complete Solaria’s stockholders, (x) an additional 3,333,333 shares of the Complete Solaria’s common stock to be issued on the 12-month anniversary of the Closing and (y) a further 3,333,333 shares of Complete Solaria’s common stock to be issued on the 18-month anniversary of the Closing.